Exhibit 99.1

Natural Grocers by Vitamin Cottage Announces First Quarter Fiscal 2025 Results

Raises Fiscal 2025 Outlook

Lakewood, Colorado, February 6, 2025. Natural Grocers by Vitamin Cottage, Inc. (NYSE: NGVC) today announced results for its first quarter of fiscal 2025 ended December 31, 2024.

Highlights for First Quarter Fiscal 2025 Compared to First Quarter Fiscal 2024

●	Net sales increased 9.4% to $330.2 million;
●	Daily average comparable store sales increased 8.9%, and increased 15.1% on a two-year basis;
●	Net income increased 28.1% to $9.9 million, with diluted earnings per share of $0.43;
●	Adjusted EBITDA was $22.8 million; and
●	Relocated two stores.

“We are very pleased with the strong start to our fiscal year 2025. Our first quarter results saw accelerating growth and a continuation of the positive trends we experienced over the past two years including broad-based growth across categories and geographic regions. Natural Grocers’ differentiated offering of carefully vetted natural and organic products and compelling value proposition continue to resonate with consumers’ increasing prioritization of products that support health and sustainability," said Kemper Isely, Co-President. “Our daily average comparable store sales increase accelerated to 8.9% for the first quarter, and 15.1% on a two-year basis. Moreover, comparable store sales growth remained balanced with transaction counts, transaction size and items per basket all higher year-over-year. Daily average transaction count was up 5.3%, representing our eighth consecutive quarter of increases, and daily average transaction size increased 3.4%. For the fourth consecutive quarter, items per basket increased and we continued to experience modest inflation.”

Mr. Isely added, “Robust and balanced sales growth, combined with effective expense management, drove significant operating leverage and generated a 26.5% year-over-year increase in diluted earnings per share. Based on the strong start to fiscal 2025, coupled with confidence in our business trends and execution, we are increasing our fiscal 2025 outlook for daily average comparable store sales growth and diluted earnings per share. We believe Natural Grocers is well aligned with consumer and product category tailwinds, helping to fuel our momentum and putting us in a strong position for the remainder of the fiscal year.”

In addition to presenting the financial results of Natural Grocers by Vitamin Cottage, Inc. and its subsidiaries (collectively, the Company) in conformity with U.S. generally accepted accounting principles (GAAP), the Company is also presenting EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. The reconciliation from GAAP to these non-GAAP financial measures is provided at the end of this earnings release.

Operating Results — First Quarter Fiscal 2025 Compared to First Quarter Fiscal 2024

Net sales during the first quarter of fiscal 2025 increased $28.5 million, or 9.4%, to $330.2 million, compared to the first quarter of fiscal 2024, due to a $26.7 million increase in comparable store sales and a $2.9 million increase in new store sales, partially offset by a $1.1 million decrease in net sales related to closed stores. Daily average comparable store sales increased 8.9% in the first quarter of fiscal 2025, comprised of a 5.3% increase in daily average transaction count and a 3.4% increase in daily average transaction size. Sales growth was driven by enhanced customer engagement with our {N}power® rewards program, compelling offers, marketing initiatives, and increased sales of Natural Grocers® brand products.

Gross profit during the first quarter of fiscal 2025 increased $10.1 million, or 11.3%, to $98.8 million, compared to $88.8 million in the first quarter of fiscal 2024. Gross profit reflects earnings after product and store occupancy costs. Gross margin increased 50 basis points to 29.9% during the first quarter of fiscal 2025, compared to 29.4% in the first quarter of fiscal 2024. The increase in gross margin was driven by store occupancy cost leverage and higher product margin.

Store expenses during the first quarter of fiscal 2025 increased 8.1% to $73.5 million, primarily driven by higher compensation expenses. Store expenses as a percentage of net sales were 22.3% during the first quarter of fiscal 2025, down from 22.5% in the first quarter of fiscal 2024. The decrease in store expenses as a percentage of net sales reflects expense leverage.

Administrative expenses during the first quarter of fiscal 2025 increased 22.4% to $11.5 million, driven by higher compensation expenses, including costs related to our Chief Financial Officer transition, and technology expenses. Administrative expenses as a percentage of net sales were 3.5% in the first quarter of fiscal 2025, up from 3.1% in the first quarter of fiscal 2024.

Operating income for the first quarter of fiscal 2025 increased 23.6% to $13.3 million. Operating margin during the first quarter of fiscal 2025 was 4.0%, up from 3.6% in the first quarter of fiscal 2024.

Net income for the first quarter of fiscal 2025 was $9.9 million, or $0.43 diluted earnings per share, compared to net income of $7.8 million, or $0.34 diluted earnings per share, for the first quarter of fiscal 2024.

Adjusted EBITDA for the first quarter of fiscal 2025 was $22.8 million, compared to $18.8 million in the first quarter of fiscal 2024.

Balance Sheet and Cash Flow

As of December 31, 2024, the Company had $6.3 million in cash and cash equivalents, and $8.9 million in outstanding borrowings on its $72.5 million revolving credit facility.

During the first quarter of fiscal 2025, the Company generated $2.7 million in cash from operations and invested $9.4 million in net capital expenditures, primarily for new and relocated/remodeled stores.

Dividend Announcement

Today, the Company announced the declaration of a quarterly cash dividend of $0.12 per common share. The dividend will be paid on March 19, 2025 to stockholders of record at the close of business on March 3, 2025.

Growth and Development

During the first quarter of fiscal 2025, the Company relocated two stores. The Company ended the first quarter with 167 stores in 21 states. Since December 31, 2024, the Company has opened one new store.

Fiscal 2025 Outlook

The Company is raising its fiscal 2025 outlook for daily average comparable store sales growth and diluted earnings per share. The Company expects:

Fiscal 2025	Prior Outlook	Updated Outlook
Number of new stores	4 to 6	4 to 6
Number of relocations/remodels	2 to 4	2 to 4
Daily average comparable store sales growth	4.0% to 6.0%	5.0% to 7.0%
Diluted earnings per share	$1.52 to $1.60	$1.57 to $1.65

Capital expenditures (in millions)	$36 to $44	$36 to $44

Earnings Conference Call

The Company will host a conference call today at 2:30 p.m. Mountain Time (4:30 p.m. Eastern Time) to discuss this earnings release. The dial-in number is 1-888-347-6606 (US) or 1-412-902-4289 (International). The conference ID is “Natural Grocers Q1 FY 2025 Earnings Call.” A simultaneous audio webcast will be available at http://Investors.NaturalGrocers.com and archived for a minimum of 20 days.

About Natural Grocers by Vitamin Cottage

Natural Grocers by Vitamin Cottage, Inc. (NYSE: NGVC) is an expanding specialty retailer of natural and organic groceries, body care products and dietary supplements. The grocery products sold by Natural Grocers must meet strict quality guidelines and may not contain artificial flavors, preservatives, or sweeteners (as defined in its standards), synthetic colors, or partially hydrogenated or hydrogenated oils. The Company sells only USDA certified organic produce and exclusively pasture-raised, non-confinement dairy products, and free-range eggs. Natural Grocers’ flexible smaller-store format allows it to offer affordable prices in a shopper-friendly, clean and convenient retail environment. The Company also provides extensive free science-based nutrition education programs to help customers make informed health and nutrition choices. The Company, founded in 1955, has 168 stores in 21 states.

Visit www.NaturalGrocers.com for more information and store locations.

Forward-Looking Statements

The following constitutes a "safe harbor" statement under the Private Securities Litigation Reform Act of 1995. Except for the historical information contained herein, statements in this release are "forward-looking statements" and are based on management’s current expectations and are subject to uncertainty and changes in circumstances. All statements that are not statements of historical fact are forward-looking statements. Actual results could differ materially from these expectations due to changes in global, national, regional or local political, economic, inflationary, deflationary, recessionary, business, interest rate, labor market, competitive, market, regulatory, trade policy and other factors, and other risks detailed in the Company's Annual Report on Form 10-K and the Company's subsequent quarterly reports on Form 10-Q. The information contained herein speaks only as of the date of this release and the Company undertakes no obligation to publicly update forward-looking statements, except as may be required by the securities laws.

For further information regarding risks and uncertainties associated with the Company's business, please refer to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" sections of the Company's filings with the Securities and Exchange Commission, including, but not limited to, the Form 10-K and the Company's subsequent quarterly reports on Form 10-Q, copies of which may be obtained by contacting Investor Relations at 303-986-4600 or by visiting the Company's website at http://Investors.NaturalGrocers.com.

Investor Contact:

Reed Anderson, ICR, 646-277-1260, reed.anderson@icrinc.com

NATURAL GROCERS BY VITAMIN COTTAGE, INC.

Consolidated Statements of Income

(Unaudited)

(Dollars in thousands, except per share data)

	Three months ended December 31,
	2024	2023
Net sales	$330,221	301,750
Cost of goods sold and occupancy costs	231,397	212,990
Gross profit	98,824	88,760
Store expenses	73,526	68,012
Administrative expenses	11,514	9,407
Pre-opening expenses	436	538
Operating income	13,348	10,803
Interest expense, net	(923)	(894)
Income before income taxes	12,425	9,909
Provision for income taxes	(2,487)	(2,154)
Net income	$9,938	7,755

Net income per share of common stock:
Basic	$0.43	0.34
Diluted	$0.43	0.34
Weighted average number of shares of common stock outstanding:
Basic	22,903,569	22,751,524
Diluted	23,168,064	22,979,744

NATURAL GROCERS BY VITAMIN COTTAGE, INC.

Consolidated Balance Sheets

(Unaudited)

(Dollars in thousands, except per share data)

	December 31, 2024	September 30, 2024
Assets
Current assets:
Cash and cash equivalents	$6,316	8,871
Accounts receivable, net	11,895	12,610
Merchandise inventory	121,820	120,672
Prepaid expenses and other current assets	4,494	4,905
Total current assets	144,525	147,058
Property and equipment, net	181,942	178,609
Other assets:
Operating lease assets, net	268,226	275,111
Finance lease assets, net	39,674	40,752
Other assets	1,440	458
Goodwill and other intangible assets, net	13,072	13,488
Total other assets	322,412	329,809
Total assets	$648,879	655,476

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$75,581	88,397
Accrued expenses	34,560	35,847
Operating lease obligations, current portion	35,974	35,926
Finance lease obligations, current portion	4,012	3,960
Total current liabilities	150,127	164,130
Long-term liabilities:
Revolving loans	8,900	—
Operating lease obligations, net of current portion	256,051	263,404
Finance lease obligations, net of current portion	42,195	43,217
Deferred income tax liabilities, net	9,730	10,471
Total long-term liabilities	316,876	317,092
Total liabilities	467,003	481,222
Stockholders’ equity:
Common stock, $0.001 par value, 50,000,000 shares authorized, 22,931,226 and 22,888,540 shares issued and outstanding at December 31, 2024 and September 30, 2024, respectively	23	23
Additional paid-in capital	60,760	60,327
Retained earnings	121,093	113,904
Total stockholders’ equity	181,876	174,254
Total liabilities and stockholders’ equity	$648,879	655,476

NATURAL GROCERS BY VITAMIN COTTAGE, INC.

Consolidated Statements of Cash Flows

(Unaudited)

(Dollars in thousands)

	Three months ended December 31,
	2024	2023
Operating activities:
Net income	$9,938	7,755
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,950	7,451
Loss on impairment of long-lived assets and store closing costs	50	90
Loss on disposal of property and equipment	15	30
Share-based compensation	1,435	406
Deferred income tax benefit	(742)	(430)
Non-cash interest expense	1	4
Changes in operating assets and liabilities:
Decrease (increase) in:
Accounts receivable, net	144	1,135
Merchandise inventory	(1,148)	3,183
Prepaid expenses and other assets	(570)	(319)
Income tax receivable	—	252
Operating lease assets	8,409	8,319
(Decrease) increase in:
Operating lease liabilities	(8,543)	(8,401)
Accounts payable	(12,970)	(1,776)
Accrued expenses	(1,287)	(1,075)
Net cash provided by operating activities	2,682	16,624
Investing activities:
Acquisition of property and equipment	(9,618)	(11,734)
Acquisition of other intangibles	(60)	(111)
Proceeds from sale of property and equipment	25	—
Proceeds from property insurance settlements	236	38
Net cash used in investing activities	(9,417)	(11,807)
Financing activities:
Borrowings under revolving loans	157,000	155,000
Repayments under revolving loans	(148,100)	(136,600)
Repayments under term loan	—	(2,000)
Finance lease obligation payments	(969)	(815)
Dividends to shareholders	(2,749)	(25,028)
Payments of deferred financing costs	—	(18)
Payments on withholding tax for restricted stock unit vesting	(1,002)	(78)
Net cash provided by (used in) financing activities	4,180	(9,539)
Net decrease in cash and cash equivalents	(2,555)	(4,722)
Cash and cash equivalents, beginning of period	8,871	18,342
Cash and cash equivalents, end of period	$6,316	13,620
Supplemental disclosures of cash flow information:
Cash paid for interest	$308	441
Cash paid for interest on finance lease obligations, net of capitalized interest of $46 and $130, respectively	496	455
Income taxes paid	163	5
Supplemental disclosures of non-cash investing and financing activities:
Acquisition of property and equipment not yet paid	$3,828	8,514
Acquisition of other intangibles not yet paid	27	191
Property acquired through operating lease obligations	1,612	4,680
Property acquired through finance lease obligations	—	(52)

NATURAL GROCERS BY VITAMIN COTTAGE, INC.

Non-GAAP Financial Measures
(Unaudited)

EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA are not measures of financial performance under GAAP. We define EBITDA as net income before interest expense, provision for income taxes, depreciation and amortization. We define Adjusted EBITDA as EBITDA as adjusted to exclude the effects of certain income and expense items that management believes make it more difficult to assess the Company’s actual operating performance, including certain items such as impairment charges, store closing costs, share-based compensation and non-recurring items.

The following table reconciles net income to EBITDA and Adjusted EBITDA, dollars in thousands:

	Three months ended December 31,
	2024	2023
Net income	$9,938	7,755
Interest expense, net	923	894
Provision for income taxes	2,487	2,154
Depreciation and amortization	7,950	7,451
EBITDA	21,298	18,254
Impairment of long-lived assets and store closing costs	87	90
Share-based compensation	1,435	406
Adjusted EBITDA	$22,820	18,750

EBITDA increased 16.7% to $21.3 million for the three months ended December 31, 2024 compared to $18.3 million for the three months ended December 31, 2023. EBITDA as a percentage of net sales was 6.4% and 6.0% for the three months ended December 31, 2024 and 2023, respectively.

Adjusted EBITDA increased 21.7% to $22.8 million for the three months ended December 31, 2024 compared to $18.8 million for the three months ended December 31, 2023. Adjusted EBITDA as a percentage of net sales was 6.9% and 6.2% for the three months ended December 31, 2024 and 2023, respectively.

Management believes some investors’ understanding of our performance is enhanced by including EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. We believe EBITDA and Adjusted EBITDA provide additional information about: (i) our operating performance, because they assist us in comparing the operating performance of our stores on a consistent basis, as they remove the impact of non-cash depreciation and amortization expense as well as items not directly resulting from our core operations, such as interest expense and income taxes and (ii) our performance and the effectiveness of our operational strategies. Additionally, EBITDA is a component of a measure in our financial covenants under our credit facility.

Furthermore, management believes some investors use EBITDA and Adjusted EBITDA as supplemental measures to evaluate the overall operating performance of companies in our industry. Management believes that some investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations. By providing these non-GAAP financial measures, together with a reconciliation from net income, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives.

Our competitors may define EBITDA and Adjusted EBITDA differently, and as a result, our measures of EBITDA and Adjusted EBITDA may not be directly comparable to EBITDA and Adjusted EBITDA of other companies. Items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing financial performance. EBITDA and Adjusted EBITDA are supplemental measures of operating performance that do not represent and should not be considered in isolation or as an alternative to, or substitute for, net income or other financial statement data presented in the consolidated financial statements as indicators of financial performance. EBITDA and Adjusted EBITDA have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of the limitations are:

●	EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;

●	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

●	EBITDA and Adjusted EBITDA do not reflect any depreciation or interest expense for leases classified as finance leases;

●	EBITDA and Adjusted EBITDA do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on our debt;

●	Adjusted EBITDA does not reflect share-based compensation, impairment charges, and store closing costs;

●	EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes; and

●

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements.

Due to these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA as supplemental information.